As filed with the Securities and Exchange Commission on March 4, 1999





                                           Registration No. 333-



              SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549
                     ____________________

                           FORM S-8
    REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                     ____________________

                        PUBLICARD, Inc.
    (Exact name of Registrant as specified in its charter)

       Pennsylvania                         23-0991870
(State or other jurisdiction             (I.R.S. Employer
of incorporation or organization)       Identification No.)



         One Post Road, Fairfield, Connecticut 06430
          (Address of principal executive offices)




    GREYSTONE PERIPHERALS, INC. INCENTIVE STOCK OPTION PLAN
                     (Full title of plan )


                         JAMES J. WEIS
             President and Chief Executive Officer
                        PubliCARD, Inc.
                         One Post Road
                 Fairfield, Connecticut  06430
                        (203) 254-3900
              (Name, address and telephone number
                     of agent for service)
                      ____________________

                          Copies to:
                    JOEL I. GREENBERG, ESQ.
          Kaye, Scholer, Fierman, Hays & Handler, LLP
                        425 Park Avenue
                     New York, N.Y. 10022
                         (212) 836-8000
                CALCULATION OF REGISTRATION FEE
                                                       Proposed
                                   Proposed Maximum     Maximum      Amount of
Title of Securities   Amount to be   Offering Price    Aggregate   Registration
to be Registered       Registered      Per Share     Offering Price      Fee

Common Stock, par
value $.10 per share    22,388(2)      $3.34(3)        $74,712.50      $20.77




(1) Computed in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended (the "Securities Act"), based on the exercise price of the options granted under the plan.

(2) Represents the total number of shares of common stock, par value $.10 per share, of PubliCARD, Inc. ("Common Stock") which may be issued upon exercise of outstanding stock options granted under the Greystone Peripherals, Inc. Incentive Stock Option Plan which has been assumed by PubliCARD, Inc. pursuant to the Agreement and Plan of Merger dated as of February 22, 1999 among PubliCARD, Inc., GPI Acquisition, Inc., Greystone Peripherals, Inc. ("Greystone") and certain stockholders of Greystone. No additional options will be granted under such plan.

(3)  Represents the average exercise price for outstanding options.

                            PART II

                    INFORMATION REQUIRED IN
                   THE REGISTRATION STATEMENT

 Item 3.Incorporation of Documents by Reference.

     The following documents, or portions thereof, filed with the Securities and Exchange Commission (the "Commission") by PubliCARD, Inc., a Pennsylvania corporation (the "Company"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

      1.The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

      2.Amendment No. 1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, on Form 10-K/A.

      3.The Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1998, June 30, 1998 and September 30, 1998.

      4.The Company's Current Reports on Form 8-K, dated September 17, 1998, November 6, 1998, December 7, 1998, as amended by the Company's Current Report on Form 8-K/A dated February 5, 1999, and February 26, 1999.

      5.A description of the Company's Common Stock, par value $0.10 per share, which is included in a Registration Statement filed pursuant to the Exchange Act, including any amendments or reports which are filed for the purpose of updating such descriptions.

     All documents filed by the Company after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of filing such documents.

     Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement.

 Item 4.Description of Securities.

     Not applicable.

 Item 5.Interests of Named Experts and Counsel.

     Not applicable.

 Item 6.Indemnification of Directors and Officers.

     The Pennsylvania Business Corporation Law (the "PBCL") permits a corporation to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement incurred by them in connection with any pending, threatened or completed action or proceeding (other than an action by or in the right of the corporation (a "derivative action")), and permits such indemnification against expenses incurred in connection with any pending, threatened or completed derivative action, if the director or officer has acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; and, with respect to any criminal proceeding in a third-party action, had no reasonable cause to believe his or her conduct was unlawful. The PBCL provides that expenses incurred in defending any action or proceeding may be paid by the corporation in advance of the final disposition upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that the director or officer is not entitled to be indemnified by the corporation under Pennsylvania law.

     Under the PBCL, the statutory provisions for indemnification and advancement of expenses are non-exclusive with respect to any other rights, such as contractual rights, to which a person seeking indemnification or advancement of expenses may be entitled under the Company's By-laws or otherwise. Such contractual or other rights may require indemnification against judgments, fines and amounts paid in settlement incurred by the indemnified person both in connection with derivative actions and third-party actions, except where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

     The PBCL permits a corporation to purchase and maintain insurance on behalf of any director or officer of the corporation against any liability asserted against the director or officer and incurred in such capacity, whether or not the corporation would have the power to indemnify the director or officer against such liability.

     Under the Pennsylvania Associations Code, if a By-law adopted by the stockholders so provides, a director shall not be personally liable, as such, for monetary damages for any action taken or omitted unless the director both (i) breached or failed to perform the duties of his or her office under Pennsylvania law and (ii) the breach or failure constituted self dealing, willful misconduct or recklessness.

     Article V of the Company's By-laws provides for both the limitation of the monetary liability of the directors of the Company and for the mandatory indemnification of directors and officers.

     Under Article V of the Company's By-laws, a director will not be held personally liable to the Company, its stockholders or third parties for monetary damages as a consequence of any act or omission unless the director both (i) breached or failed to perform the duties of his or her office under Pennsylvania law and (ii) the breach or failure constituted self dealing, willful misconduct or recklessness.

     In addition, under Article V of the Company's By-laws a director, officer or, at the Board of Directors' discretion, employee or other person who is or was serving in any capacity at the request of or for the benefit of the Company, will be indemnified and held harmless by the Company for all actions taken by him or her and for all failure to take action to the fullest extent permitted by Pennsylvania law against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, taxes, penalties and amounts paid or to be paid in settlement) actually and reasonably incurred by such director, officer, employee or other person in connection with any threatened, pending or completed action, suit or proceeding (including, without limitation, an action, suit or proceeding by or in the right of the Company), whether civil, criminal, administrative or investigative. No indemnification is permitted where the act or failure to act by the person seeking to be indemnified constitutes willful misconduct or recklessness as determined by a court of competent jurisdiction.

     The Company currently maintains directors' and officers' liability insurance providing for coverage of up to $15,000,000. The Company's assets and equity, however, may be called upon to provide indemnification to officers and directors to the extent any indemnified amount exceeds the Company's liability insurance limit, or to the extent any matter required to be indemnified by the Company's By-laws falls outside the scope of the policy's coverage.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors and officers pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

 Item 7.Exemption from Registration Claimed.

     Not applicable.

 Item 8.Exhibits.

     The following are filed as exhibits to this registration statement:


Exhibits                         Description


4.1 Amended and Restated Articles of Incorporation, amended and restated through November 2, 1998, of the Company. Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1998.


4.2 By-laws of the Company. Incorporated by reference to the Company's Annual Report on Form 10-K, for the fiscal year ended December 31, 1990.


4.3       Greystone Peripherals, Inc. Incentive Stock Option Plan.


5.1       Opinion of Schnader Harrison Segal & Lewis LLP.


23.1      Consent of Arthur Andersen LLP.


23.2      Consent of Schnader Harrison Segal & Lewis LLP (included in
          Exhibit 5.1 hereto).


24.1 Powers of Attorney (included on the signature page of this Registration Statement).


 Item 9.Undertakings.

     The undersigned Registrant hereby undertakes:

      1.To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      2.That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed the initial bona fide offering thereof.

      3.To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      4.The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      5.Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                         SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfield, State of Connecticut, on March 3, 1999.


     PUBLICARD, INC.


     By:


     /s/ James J. Weis
     James J. Weis
     President and Chief Executive Officer


     Power of Attorney. Each person whose signature appears below hereby authorizes each of James J. Weis and Antonio L. DeLise, as attorney-in-fact, to sign and file on his behalf, individually and in each capacity stated below, any post-effective amendment to this registration statement or any registration statement relating to this offering.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated:
                                                       Date


/s/ James J. Weis                                  March 3, 1999
James J. Weis
Director, President and Chief Executive Officer
(principal executive officer)



/s/ Antonio L. DeLise                               March 3, 1999
Antonio L. DeLise
Vice President and Chief Financial Officer
(principal financial and accounting officer)



/s/ Harry I . Freund                               March 3, 1999
Harry I. Freund
Director and Chairman of the Board of Directors



/s/ Jay S. Goldsmith                               March 3, 1999
Jay S. Goldsmith
Director and Vice Chairman of the Board of Directors



/s/ Clifford B. Cohn                               March 3, 1999
Clifford B. Cohn
Director


/s/David L. Herman                                 March 3, 1999
David L. Herman
Director


/s/ L. G. Schafran                                 March 3, 1999
L. G. Schafran
Director

                       EXHIBIT INDEX


Exhibit                                      Document

4.1 Amended and Restated Articles of Incorporation, amended and restated through November 2, 1998, of the Company. Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1998.


4.2 By-laws of the Company. Incorporated by reference to the Company's Annual Report on Form 10-K, for the fiscal year ended December 31, 1990.


4.3                  Greystone Peripherals, Inc. Incentive Stock Option
                     Plan.


5.1                  Opinion of Schnader Harrison Segal & Lewis LLP.



23.1                 Consent of Arthur Andersen LLP.



23.2                 Consent of Schnader Harrison Segal & Lewis LLP
                     (included in Exhibit 5.1).



24.1 Powers of Attorney (included on the signature page of this Registration Statement).

                                                 EXHIBIT 4.3
                 GREYSTONE PERIPHERALS, INC.

                 INCENTIVE STOCK OPTION PLAN


      1.PLAN:

     This Option Plan was adopted by the Board of Directors of Greystone Peripherals, Inc. on February 19, 1997, and the Plan as adopted was approved by the shareholders of the corporation on February 20, 1997. This Plan shall terminate on midnight January 31, 2007.

      2.PURPOSE OF THE PLAN:

     This Incentive Stock Option Plan ("Plan") is intended to advance the interests of Greystone Peripherals, Inc., (the "Company") by inducing potential applicants to join the Company and by providing key Employees with an additional incentive for them to promote the success of the business and to encourage them to remain in the Company's employ. These aims are intended to be affected by the granting of certain Incentive Stock Options ("ISOs") pursuant to Section 422 and following of the Internal Revenue Code.

          3.ADOPTION AND SHAREHOLDER APPROVAL:

         This Plan shall become effective on the date that it is adopted by the Board of Directors (the "Board") of the Company. This Plan shall be approved by the shareholders of the Company, in any manner permitted by applicable corporate law, within twelve (12) months before or after the date this Plan is adopted by the Board. Upon the effective date of the Plan, the Board may grant Options pursuant to this Plan; provided that, in the event that shareholder approval is not obtained with the time period provided herein, all options granted hereunder shall terminate. No option that is issued as a result of any increase in the number of Shares authorized to be issued under this Plan shall be exercised prior to the time such increase has been approved by the shareholders of the Company and all such Options granted pursuant to such increase shall similarly terminate if such Shareholder approval is not obtained.

          4.ADMINISTRATION OF THE PLAN:

         The Board of Directors of the Company shall administer the Plan to:

          a.Induce individuals with critical skills to join the Company;

          b.Determine the Employees of the Company to whom Options shall be granted;

          c.To determine the time or times at which Options shall be granted and exercised;

          d.Determine the Option price of the Shares in accordance with the provisions of this Plan.

          e.Interpret the Plan and to prescribe, amend and rescind rules and regulations relating to it.

          5.ELIGIBILITY:

         Options may be granted only to such employees and officers (collectively "Employee(s)"), directors, and consultants (collectively "Consultants"), provided such Consultants render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction of the Company or any Parent, Subsidiary or Affiliate of the Company (as defined below) as the Board shall select from time to time in its sole discretion ("Optionees"), provided that only Employees of the Company or a Parent or Subsidiary of the Company shall be eligible to receive ISOs. An Optionee may be granted more than one Option under this Plan. As used in this Plan, the following terms shall have the following meanings:

          a."Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option, each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          b."Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          c."Affiliate" means any corporation that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with another corporation, where "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities by contract or otherwise.

          d."Disability" means the inability of the Optionee in the opinion of a qualified physician acceptable to the Company to perform the major duties of the Optionee's position with the Company because of sickness or injury of the Optionee.

          6.SHARES OF STOCK SUBJECT TO THE PLAN:

         Subject to adjustments as provided for in this Plan, the maximum number of Shares that may be issued under this Plan shall be 1,600,000 and consist of authorized but unissued shares or reacquired shares or any combination thereof. Except for adjustments as provided in the Plan, Options may not be granted pursuant to the Plan for more than an aggregate of 1,600,000 Shares of voting common stock of the Company unless this Plan is amended by the Board to provide for a greater amount of stock and further if such amendment is also approved by a vote of a majority of the outstanding Shares, or alternatively with the written consent of a majority of the outstanding Shares within twelve (12) months of the approval of the amendment by the Board.

         Any Shares subject to an Option under the Plan which Option for any reason expires or is terminated without being exercised or Shares issued pursuant to a Plan Option which Shares have been reacquired by the Company may again be subject to an Option under the Plan. If an outstanding option for any reason expires or is terminated or canceled or shares issued under the Plan and subject to repurchase by the Company are repurchased by the Company the shares allocable to the terminated, expired, or canceled portion of the option and the repurchased shares shall again be available for issuance under the Plan.

         Notwithstanding the foregoing, at any such time as the offer and sale of securities pursuant to the Plan is subject to compliance with
Section 260.140.145 of Title 10 of the California Code of Regulations ("Section 140.45") the total of (i) the number of shares issuable upon the exercise of all outstanding Options (together with options outstanding under any other stock option plan of the Company) and (ii) the total number of shares provided for under any stock bonus or similar plan of the Company shall not exceed 30% or such higher percentage limitation as may be approved by the shareholders of the Company pursuant to Section 140.145 or pursuant to other provisions of California law.

          7.DILUTION:

         In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification or similar change in the capital structure of the Company (but not when additional shares are authorized and not when authorized but unissued Shares of stock are sold) appropriate adjustments shall be made to the number and class of shares subject to the Plan and to any outstanding options and to the exercise price per share of any outstanding options.

         In the event of any such adjustment, the number of shares subject to and the exercise price per share of the outstanding Options shall be adjusted in a fair and equitable manner as determined by the Board in it its sole discretion. The adjustments determined by the Board pursuant to this paragraph 7 shall be final, binding, and conclusive.

         Notwithstanding the foregoing, any fractional shares resulting from an adjustment pursuant to this paragraph 7 shall be rounded up or down to the nearest whole number as determined by the Board and in no event may the exercise price of any option be decreased to an amount less than the par value, if any, of the stock subject to the Option.

          8.TERMS AND CONDITIONS OF OPTIONS:

         The Board shall determine whether each option is to be an ISO per IRC 422 or a nonqualified option, the number of Shares for which the Option shall be granted, the Exercise Price of the Option, the periods during which the Option may be exercised, and all other terms and conditions of the option, subject to the following terms and conditions:

          a.Form of Option Grant. Each Option granted under this Plan shall be evidenced by a written Stock Option Grant ("Grant") in such form (which need not be the same for each Optionee) as the Board shall from time to time approve, which Grant shall comply with and be subject to the terms and conditions of this Plan.

          b.Exercise Price. The Exercise Price of a nonqualified stock option shall be not less than 85% of the Fair Market Value of the Shares, on the date the Option is granted. The Exercise Price of an ISO shall be not less than 100% of the Fair Market Value of the Shares on the date the Option is granted. The Exercise Price of any option granted to a person owning more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company ("Ten Percent Shareholder") shall not be less than 110% of the fair market value of the Shares oh the date the Option is granted.

          c.Exercise Period. Options shall be exercisable at such times and upon such events and subject to such terms, conditions, criteria, and restrictions as shall be determined by the Board and set forth in the Option Agreement evidencing such Option provided however, that (a) no option shall be exercisable after the expiration of ten years after the effective date of the grant of such option, and (b) no Incentive Stock Option granted to a Ten Percent Shareholder shall be exercisable after the expiration of five years after the effective date of the grant of such option, and (c) no option granted to a prospective employee, prospective consultant, or prospective director may become exercisable prior to the date on which such person commences service with the Company or Parent, Subsidiary or Affiliate, and (d) with the exception of an Option granted to an officer, director or consultant, no option shall become exercisable at a rate less than twenty percent (20%) per year over a period longer than five (5) years from the effective date of the grant of such option, subject to the Optionee's continued service.

         The period of the option once granted may be reduced only as provided for hereinafter in connection with the termination of the employment, the death of the Optionee, the acquisition of the Company or the dissolution of the Company.

         Each option granted under this Plan shall be exercisable within the time limits set forth in the option, but only if the Optionee chooses to exercise the Option in accordance with the terms of the Notice and Exercise Agreement and to pay the option price for the Shares optioned in cash or by such other consideration as may be approved by the Board in accordance with the provisions of the Plan.

         Except in cases of the Disability or death of the Optionee no option may be exercised unless the Optionee was within one month of the time of such exercise a full time Employee of the Company and shall have been continuously so employed since the Grant of the option. A leave of absence approved by the Board of Directors shall not be considered to be an interruption of employment for the purposes of this Plan. A leave of absence in excess of one month in any six month period which is not approved by the Board shall be deemed to be a termination of employment for the purposes of this option.

          i.Short Leave of Absence: Any leave of absence granted to the Optionee by the Company for one month or less in any six month period shall not be deemed to be a cessation of the Optionee's employment and shall not terminate this option. The Board of Directors shall have the authority to grant a leave of absence in excess of one month and up to twelve months without terminating this option.

          ii.Extended Leave Of Absence: No shares shall vest under this option during any leave of absence (including one approved by the Board) in excess of one month over any six month period. Any leave of absence in excess of one month within any six month period (even those approved by the Board of Directors) will automatically extend each successive vesting date by the length of time that the leave of absence exceeds one month but not to exceed a five year vesting.

          d.Limitations on ISOs. The aggregate fair market value (determined as of the time an Option is granted) of stock with respect to which ISOs are exercisable for the first time by an Optionee during any calendar year (under this Plan or under any other incentive stock option plan of the Company or any Parent or Subsidiary of the Company) shall not exceed $100,000. If the fair market value of Shares with respect to which ISOs are exercisable for the first time by an Optionee during any calendar year exceeds $100,000, the Options for the first $100,000 worth of Shares to become exercisable in such year shall be ISOs and the Options for the amount in excess of $100,000 that becomes exercisable in that year shall be nonqualified stock options. In the event that the Internal Revenue Code of 1986 as amended (the "Code") or the regulations promulgated thereunder are amended after the effective date of this Plan to provide for a different limit on the fair market value of Shares permitted to be subject to ISOs, such different limit shall be incorporated herein and shall apply to any Options granted after the effective date of such amendment.

          e.Date of Grant. The date of Grant of an Option shall be the date on which the Board makes the determination to grant such Option unless otherwise specified by the Board. The Grant representing the Option shall be delivered to the Optionee within a reasonable time after the granting of the Option.

          f.No Optionee or his legal representative, successor or assign shall be nor shall be deemed to be a holder of any share subject to an Option unless and until the Option is exercised according to its terms, the consideration for the Shares is tendered in full and the Shares are issued to the Optionee under the terms of the Plan. No adjustment shall be made for dividends or other rights for which the record date is prior to the date that such certificate is issued.

          g.In no event may an Option be exercised after the expiration of its term.

          h.The exercise of an Option and the issuance of the Shares of stock associated therewith shall result in the decrease of the number of Shares of common stock which may thereafter be available under the Plan.

          i.At least annually, copies of the Company's balance sheet and income statement for the just completed fiscal year will be made available to each Optionee and purchaser of shares of stock upon exercise of an Option. The Company shall not be required to provide such information to persons whose duties in connection with the Company assure them access to equivalent information.

          j.At no time while the Company is a Subchapter S
Corporation for Federal tax purposes may any shares issued pursuant to this Plan be transferred to any person when the result of such transfer would be to disqualify the Company from its then existing Subchapter S status. No holder of any shares issued pursuant to this Plan shall be entitled to transfer any of such shares to any person whose ownership of the shares would disqualify the Company from its then existing Subchapter S status.

         At any time that the Company has Subchapter S status the Company shall be entitled to require proof that any proposed transferee qualifies as a shareholder in a Subchapter S corporation. The Company may refuse to transfer any such shares when the transfer would for any reason disqualify the Company from continuing its then existing Subchapter S status.

          9.EXERCISE OF OPTIONS:

          a.Notice And Exercise Agreement. Options may be exercised only by delivery to the Company of a written Notice and Exercise Agreement in a form approved by the Board, (which need not be the same for each Optionee), stating the number of Shares being purchased, the restrictions imposed on the Shares, such representations and agreements regarding the Optionee's investment intent and access to information as may be required by the Company to comply with applicable securities laws, other relevant provisions with regard to the shares including public offering or market standoff provisions, and together with payment in full of the exercise price for the number of Shares being purchased.

          b.Payment.  Payment for the Shares will be made in cash
(by check) or as otherwise permitted by resolution of the Board of Directors. The Board shall have the authority, if it so elects, to allow payment for Shares under an Option to be made, in addition to cash, by (i) surrender of Shares of common stock of the Company which have been owned by the Optionee for at six months prior to surrender, such shares having a fair market value equal to the Exercise Price of the Option; or (ii) where permitted by applicable law, by tender of a full recourse Promissory Note having such terms as may be approved by the Board; or (iii) by any combination of the foregoing where approved by the Board in the Board's sole discretion. Optionees who are not Employees or directors of the Company shall not be entitled to purchase Shares with a Promissory Note unless the note is adequately secured by collateral other than the Shares.

          c.Withholding Taxes. Prior to issuance of the Shares upon exercise of an Option, the Optionee shall pay or make adequate provision for any and all applicable withholding amounts and obligations.

          d.Limitations on Exercise. Notwithstanding the exercise periods set forth in the Grant, exercise of an Option shall always be subject to the following limitations:

                    i.If Optionee ceases to be employed by the Company or any Parent, Subsidiary or Affiliate of the Company for any reason except death or Disability, Optionee may exercise such Optionee's Option to the extent (and only to the extent) that it would have been exercisable upon the date of termination, within one month after the date of termination (or such shorter time period as may be specified in the Grant) but in no event later than the expiration date of the Option;

                    ii.If Optionee's employment with the Company or any Parent, Subsidiary or Affiliate of the Company is terminated because of the death of the Optionee or the Disability of Optionee, The Optionee's Option may be exercised to the extent (and only to the extent) that it would have been exercisable by Optionee on the date of termination, by Optionee (or Optionee's legal representative) within six (6) months after the date of termination, but in any event no later than the expiration date of the Option; provided, however, that in the event of termination due to Disability other than as defined in Section 22(e)(3) of the Code, any ISO that remains exercisable after three (3) months after the date of termination shall be deemed a nonqualified stock option;

                    iii.The Board shall have discretion to determine whether Optionee has ceased to be employed by the Company or any Parent, Subsidiary or Affiliate of the Company and the effective date on which such employment terminated;

                     iv.In the case of an Optionee who is a director, consultant or adviser, the Board will have the discretion to determine whether Optionee is employed by the Company or any Parent, Subsidiary, or Affiliate of the Company pursuant to the foregoing Sections;

                      v.An Option shall not be exercisable unless such issuance is in compliance with the Securities Act of 1933, as amended, and all applicable state securities laws, as they are in effect on the date of exercise;

                      vi.The Board may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent the Optionee from exercising the full number of Shares as to which the Option is then exercisable.

          10.OPTION NONASSIGNABLE:

         Each Option granted under the Plan is nonassignable. Each Option may be exercised during the lifetime of the Optionee only by the Optionee or by his or her guardian or legal representative, or, upon the death of the Optionee, exercised only by the Optionee's heirs or personal representative in accordance with the Optionee's will or the laws of descent and distribution and then exercised only within the time periods set forth in the Plan for the exercise of an option after the death of an Optionee, provided further that such exercise after the death of the Optionee shall be subject to the Optionee dying prior to the termination of the Optionee's rights under the Option.

         No Option granted under the Plan may be transferred, assigned, pledged or hypothecated in any way, (whether by operation of law or otherwise) except as provided hereinafter with regard to exercise by the heirs or personal representatives of a deceased Optionee (determined in accordance with the Optionee's will or the laws of descent and distribution) which deceased Optionee was, at the time of his or her death either then a Company Employee or the Optionee died during the Optionee's post employee termination exercise period.

         No such Option, right or privilege shall be subject to execution, attachment or similar process. Any attempt to transfer, assign, pledge, hypothecate or in any way dispose of the Option or any right or privilege conferred thereby or under this Plan or transfer pursuant to a levy of any attachment or similar process shall immediately cause the Option to become null and void. In such event the Option will not be binding upon the Company and the Company will not issue the shares referenced in said Option.

          11.TERMINATION OF EMPLOYMENT, DEATH OR DISABILITY:

          a.Termination of Option Upon Termination of Employment.
In the event of the termination of the Optionee's employment or consulting relationship with the Company prior to any date that the Option may be exercised, whether such termination is for cause, without cause, or is a voluntary separation on the part of the Optionee, or is the result of the death or Disability of the Optionee, any Option or Options then currently outstanding or previously granted under the Plan and to the extent not exercisable in accordance with the terms of the Option and the Plan shall terminate immediately and permanently.

          b.Vested Share Exercise for Termination Other than
Disability. In the event of the termination of the employment of the Optionee for any reason other than Disability, and if there then exists any exercisable but unexercised right to purchase Shares under an Option granted to him or her under the Plan, said Option may be exercised no later than one month after the date of such termination and thereafter the Option will terminate in its entirety and no longer be exercisable to any extent whatsoever.

          c.Vested Share Exercise in the Event of Termination for Disability. In the event of a termination of the employment or consulting relationship of the Optionee by reason of Disability, and there exists at the time of said termination any exercisable but unexercised right to purchase Shares under an Option granted to him or her under the Plan, said Option or Options may be exercised no later than six (6) months after the date of said termination, subject to any limitations as set forth in Paragraph 9(d)(ii).

          d.Vested Share Exercise in the Event of Termination
Because of Death. In the event that an Optionee shall die while an Employee or Consultant of the Company or shall die during the post employment termination exercise period, the Optionee's personal representative, heirs, successors, or assigns as the case may be, may, within six (6) months of the date of death, exercise any such Options which by their terms were exercisable but unexercised as of the date of death. Any exercisable Options which are not exercised within said six
(6) month period of the date of death shall immediately and permanently lapse as a result of death. If an Optionee dies while not a full time Employee of the Company this six (6) month period shall not apply.

          12.COMPANY'S RIGHT TO REPURCHASE SHARES:

         The Company has the right to repurchase from the Optionee, in the event of a terminated Optionee, whether terminated with or without cause for Disability or for death or for any other reason, and also the Company has the right to repurchase from the heirs, successors, assigns or personal representatives of a deceased Optionee, any stock purchased by the Optionee pursuant to this Option. The Shares shall be held in an Escrow, together with a blank Stock Power, signed by the Optionee to effectuate the Company's right to repurchase the Shares.

         In the event that the Optionee elects to transfer the shares to someone other than a member of the Optionee's Immediate Family (children, grandchildren, parents, grandparents or siblings) and properly gives the Company notice of the intended transfer as provided herein with regard to the Company's right of first refusal and in the further event that the Company does not elect to exercise its right of first refusal, then the Company's repurchase right upon the termination of the Optionee's employ-

ment as to those transferred shares shall terminate upon the expiration of the Company's right of first refusal purchase rights as to those shares, provided however, that if the Optionee or any member of his Immediate Family or any trust for the benefit of the Optionee or any members of his Immediate Family acquires or reacquires some or all of those previously transferred shares then the Company's right of repurchase shall automatically be revived and shall continue in effect with regard to such shares as if the transfer never occurred. After the transfer such shares shall nevertheless continue to be held in escrow until such time as there is no longer any possibility of the revival of any right of repurchase by the Company.

         This repurchase right may only be exercised by the Company after the date of termination or date of death of Optionee. The Repurchase Price shall be either the fair market value of the Shares as of the date of termination of the Optionee as that fair market value is determined, in good faith, by the Board or the original purchase price of the Shares, being repurchased, whichever is higher.

         Said repurchase right shall be exercised by the Company giving notice to the terminated Employee or the heirs, successors, assigns or personal representatives of a deceased Employee within two (2) months of the date of the termination of the Optionee or two (2) months of the date of the notice to the Company of the appointment of a personal representative in the event of the death of the Optionee or, if in the event of the death of the Optionee no personal representative is appointed, then three months after the date of death of the Optionee, whichever of the above dates is later, by the Company giving notice to the spouse or personal representative or heirs of the Optionee as may be known to the Company and as may be appropriate.

         The Company shall also have the right to repurchase the shares in the event of any attempted levy or foreclosure on any shares in the event that at the time of the levy or foreclosure the Company is a subchapter S tax status corporation and in the further event that the result of the attempted levy or foreclosure would be to cause the Company to be disqualified from its then existing subchapter S tax status. The repurchase price shall be the same price that the Company would pay if it were repurchasing the shares from a terminated employee as provided for hereinabove.

          13.RIGHT OF FIRST REFUSAL:

         The Company shall have a one month Right of First Refusal to purchase all Shares purchased by the Optionee pursuant to the Option which Shares an Optionee may propose to transfer to a third party during any time between the date of the issuance of the Shares and the time that the Company first sells shares to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission (other than a registration statement solely covering an employee benefit plan or corporate reorganization) . The Shares shall be held in an Escrow, together with a blank Stock Power, signed by the Optionee to effectuate the completion of the exercise of the Company's right of first refusal.

         Prior to the transfer of such Shares to a third party the Optionee shall give the Company written Notice of the terms and provisions of the proposed transfer and the Company shall have one month after receipt of such Notice to elect to purchase the Shares under the same terms and conditions. The Board shall be entitled to provide that this right of first refusal will not be effective for certain family transfers as may be defined in an option granted under this plan. The Board shall be entitled to provide that this right of first refusal will terminate after the first sale of Shares to the general public pursuant to a registration statement.

         In the event that the Company does not elect to exercise its right of first refusal as provided for herein, nevertheless the Company's right of first refusal as to those shares shall continue in effect such that the Company shall continue to have a right of first refusal to repurchase those shares from the transferee in the event that such transferee desires to later transfer such shares. Such transferee shall give notice of such intended transfer in the same manner as is required of the Optionee. Such right of first refusal shall continue with regard to all subsequent transferees until such time as the shares in the Company are first sold to the general public pursuant to a registration statement.

          14.MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS:

         The Board shall have the power to modify, extend or renew outstanding Options and to authorize the Grant of new Options in substitution therefor, provided that any such action may not, without the written consent of Optionee, impair any rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered shall be treated in accordance with Section 424(h) of the Code. The Board shall have the power to reduce the Exercise Price of outstanding Options without the consent of Optionee by a written Notice to the Optionees affected; provided, however, that the Exercise Price per Share may not be reduced below the minimum Exercise Price that would be permitted under Paragraph 8(b) of this Plan for Options granted on the date the action is taken to reduce the Exercise Price.

          15.PRIVILEGES OF STOCK OWNERSHIP:

         No Optionee shall have any of the rights of a shareholder with respect to any Shares subject to an Option until the Option has been validly exercised. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date of exercise, except as provided in this Plan.

          16.NO OBLIGATION TO EMPLOY:

         Nothing in this Plan or any Option granted under this Plan shall confer on any Optionee any right to continue in the employ of, or other relationship with, the Company or any Parent, Subsidiary or Affiliate of the Company or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate the Optionee's employment or other relationship at any time, with or without cause.

          17.COMPLIANCE WITH LAWS:

         The Grant of Options and the issuance of Shares upon exercise of any Options shall be subject to and conditioned upon compliance with all applicable requirements of law, including without limitation compliance with the Securities Act of 1933, as amended, any required approval by the Commissioner of Corporations of the State of California, compliance with all other applicable state securities laws and compliance with the requirements of any stock exchange on which the Shares may be listed. The Company shall be under no obligation to register the Shares with the Securities and Exchange Commission or to effect compliance with the registration or qualification requirement of any state securities laws or stock exchange.

          18.EXPIRATION AND TERMINATION OF THE PLAN:

         Options may be granted under the Plan at any time or from time to time as long as the total number of Shares issued pursuant to Options granted under the Plan and Options outstanding under the Plan do not exceed the maximum as provided in Paragraph 6 subject to amendment of the Plan as provided in Paragraph 20 and adjustment pursuant to Paragraph 7.

         The Plan may be abandoned or terminated at any time by the Board of Directors of the Company except with respect to any Options then outstanding under the Plan. No Option shall be granted pursuant to the Plan more than ten (10) years after the effective date of the Plan and this Plan shall terminate as of midnight on January 31, 2007.

          19.ACQUISITION OR DISSOLUTION OF COMPANY:

         In the event of the acquisition of the Company by another business entity, subject to the agreement of the Board of Directors of the Company and the Board of Directors of the new entity, the new entity may assume all of the Company's duties under the Plan, or may substitute an equivalent option or provide substantially similar consideration to the Optionees as was provided with regard to the outstanding Options under the Plan in place of the Option and in which event the Option from the Company shall terminate. In this regard the successor corporation may issue in place of the outstanding Shares of the Company an appropriate number of shares of the successor corporation subject to the same or similar terms and conditions as were provided under the Option from the Company and the option from the Company shall terminate.

         In the event that the Board of Directors of the Company and the Board of Directors of the successor corporation do not reach an agreement on the successor corporation assuming all of the Company's duties under the Plan, the Board shall be entitled to cancel and terminate any existing options as to any unvested Option Shares and also to cancel the right to purchase any Option Shares, pursuant to Options which have vested but are unexercised, such termination of both vested and unvested Shares to be effective as of a date at least one month after notice of intended termination of Option is mailed to the Optionee at his or her last known address and, in such event, the Option for such unvested Shares and the Option for such vested but unexercised Shares shall terminate as of the date contained in such notice and the Optionee shall be entitled to no further Shares or consideration from the Company as a result of such cancellation and the Option shall be deemed terminated and canceled.

         In the event of the planned dissolution of the Company the Board shall be entitled to elect to cancel the unvested portions of the Options and also to cancel the vested but unexercised portions of the Options effective no less than one month after notice of the election to cancel is mailed to the Optionee at his or her last know address. In the event that the Board elects to cancel the unvested portions of the Options and to cancel the vested but unexercised portions of the Options, the Option for such unvested Shares and the Option for such vested but unexercised Shares shall terminate on the date contained in such notice and the Optionee shall be entitled to no further Shares or consideration from the Company as a result of such cancellation and the Option shall be deemed terminated and canceled.

          20.INTERPRETATION AND AMENDMENT:

         The Board has the power to construe and interpret the Plan and the Options issued under it. The Board may correct any defect, inconsistency or omission in the Plan or in any option agreement in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

         The Board of Directors may from time to time amend the Plan. However, no amendment that will (a) increase the number of Shares reserved for such Options under the Plan; (b) materially modify the requirements as to eligibility for participation in the Plan; or (c) materially increase the benefits accruing to participants under the Plan shall be effective unless such amendment is also approved by a vote of a majority of the outstanding shares or alternatively with the written consent of a majority of the outstanding shares within twelve (12) months of the adoption of the amendment by the Board.

          21.OPTION SUBJECT TO AUTHORITY TO ISSUE:

         The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to legally issue the Options and sell the Shares upon the exercise thereof. If the Company is unable to obtain such authority without registering with the Securities and Exchange Commission, the Company is relieved from the obligation of issuing options of stock pursuant thereto.

          22.NO REPRESENTATIONS OR GUARANTEES:

         No representations or guarantees are made to the Optionees:

          a.that this Plan complies with any tax law provisions or that this Plan provides any tax benefits to any Optionee;

          b.that any Optionee will be retained as an employee through the vesting or exercise dates of his Option;

          c.that any employee will be granted an Option.

          23.TERMS NOT CONFORMING TO THE LAW:

         In the event that any terms or provisions of this Plan would cause the Plan to fail to qualify as an ISO plan under IRC 422, those provisions shall be disregarded and severed from the Plan to the extent necessary for the Plan to qualify.

         BOARD OF DIRECTORS OF
         GREYSTONE PERIPHERALS, INC.


    Dated: February 20, 1997     /s/ John A. Usher
                                     JOHN USHER


    Dated: February 20, 1997    /s/ Marsha Usher
                                    MARSHA USHER


    Dated: February 20, 1997    /s/ Robert Martell
                                    ROBERT MARTELL
EXHIBIT 5.1





                      March 3, 1999


PubliCARD, Inc.
One Post Road
Fairfield, CT  06430

                     Re: PubliCARD, Inc.

Ladies and Gentlemen:

         We have acted as special counsel to PubliCARD, Inc., a Pennsylvania corporation (the "Company"), in connection with the Company's registration statement on Form S-8 (the "Registration Statement") to be filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to an aggregate of 22,388 shares of the Company's common stock, par value $.10 per share (the "Common Stock"), which may be issued upon the exercise of stock options granted pursuant to the Greystone Peripherals, Inc. Incentive Stock Option Plan (the "Plan"). The Plan has been assumed by the Company pursuant to the terms of the Agreement and Plan of Merger (the "Merger Agreement") dated as of February 22, 1999, among the Company, GPI Acquisition, Inc., Greystone Peripherals, Inc. ("Greystone") and certain stockholders of Greystone.

         In connection with the above, we have reviewed the Company's articles of incorporation, its by-laws, resolutions adopted by its Board of Directors, the Registration Statement and its related Prospectus, the Merger Agreement, the Plan and such other documents and proceedings as we have deemed appropriate.

         On the basis of such review, and having regard to legal considerations that we deem relevant, we are of the opinion that the shares of Common Stock to be offered pursuant to the Registration
Statement have been duly authorized and, when issued in accordance with the terms set forth in the Plan and in the Registration Statement, will be duly and validly issued, fully paid and nonassessable.

         Our opinion set forth above is based as to matters of law solely on applicable provisions of the laws of the Commonwealth of Pennsylvania, and we express no opinions as to any other laws, statutes, ordinances, rules or regulations.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this opinion, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

                                       Very truly yours,

                                      /s/ SCHNADER HARRISON SEGAL & LEWIS LLP
                                      SCHNADER HARRISON SEGAL & LEWIS LLP
                                                           EXHIBIT 23.1


          CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of PubliCARD, Inc. on Form S-8 of our report dated January 30, 1998, included in PubliCARD, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1997, and the incorporation by reference in this registration statement of our report dated November 6, 1998, on Tritheim Technologies, Inc. as of and for the year ended December 31, 1997, included in PubliCARD, Inc.'s Current Report on Form 8-K/A filed on February 5, 1999.

                                         /s/ ARTHUR ANDERSEN LLP
                                         ARTHUR ANDERSEN LLP


Stamford, Connecticut
March 3, 1999